                    Acknowledgment of Independent Accountants




Stockholders and Board of Directors
OM Group, Inc.

We are aware of the incorporation by reference in the following Registration Statements of OM Group, Inc. of our reports dated May 10, August 11 and November 13, 2000, relating to the unaudited condensed consolidated interim financial statements of OM Group, Inc. that are included in its Form 10-Q for the quarters ended March 31, June 30 and September 30, 2000.


Registration
Number              Description                                                             Filing Date
------              -----------                                                             -----------

33-74674            OM Group, Inc. Long-Term Incentive Compensation Plan -- Form S-8
                    Registration Statement -- 1,015,625 Shares                              January 27, 1994

333-07529           OMG Americas, Inc. Employees' Profit Sharing Plan --
                    Form S-8 Registration Statement -- 250,000 Shares                       July 3, 1996

333-07531           OM Group, Inc. Non-Employees Directors' Equity Plan --
                    Form S-8 Registration Statement -- 250,000 Shares                       July 3, 1996

333-47230           OM Group, Inc. 1998 Long-Term Incentive Compensation Plan --
                    Form S-8 Registration Statement -- 2,000,000 Shares                     October 3, 2000






                                                          /s/ Ernst & Young LLP


Cleveland, Ohio
November 13, 2000